                                                                  Exhibit 10.1.5

                              CONSULTING AGREEMENT

    THIS AGREEMENT made and entered into this 22nd day of December, 1997, by and between Ballantyne of Omaha, Inc., ("Ballantyne"), a Delaware corporation with its principal offices at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company"), and Ronald H. Echtenkamp, an individual residing at 4434 South 163rd Street, Omaha, Nebraska 68135 ("Echtenkamp").

                                   WITNESSETH

    WHEREAS, Echtenkamp has been a key employee of Ballantyne for many years, and retired from the office of President of the Company on March 31, 1997; and

    WHEREAS, since March 31, 1997, Echtenkamp has served the Company as a consultant and as Vice-Chairman of the Board of Directors; and

    WHEREAS, the Company wishes to continue to have the benefit of Echtenkamp's experience, counsel and advice in the operation of its business, and wishes to retain him as a consultant, and Echtenkamp is agreeable thereto.

    NOW, THEREFORE, it is agreed by and between the parties hereto, as follows:

    1. ENGAGEMENT AS CONSULTANT. Company hereby engages Echtenkamp as a consultant for a term beginning January 1, 1998, and terminating on December 31, 1998, and Echtenkamp hereby accepts such engagement.

    2. ACTIVITIES OF CONSULTANT. During the term of this Agreement, Echtenkamp will assist the Company in the continued operation of its business, and will render counsel and advice, and such other services as the Company desires, with the particular assignment of pursuing and negotiating acquisitions of other businesses. During this period, Echtenkamp will continue to serve as Vice-Chairman of the Board. It is contemplated that Echtenkamp will devote five
(5) days of his time per month to the business of the Company.

    3. COMPENSATION. As compensation for his services to be rendered to the Company, the Company will compensate Echtenkamp at the rate of Four Thousand Five Hundred Dollars ($4,500.00) per month. In addition, Echtenkamp will be reimbursed for all out-of-pocket expenses incurred on behalf of the Company. If Echtenkamp shall devote more than sixty (60) days of his time on behalf of the Company during the term of this Contract, he will be paid additional compensation at the rate of Seven Hundred Dollars ($700.00) per day.

    4. OFFICE. Echtenkamp will maintain his office at premises other than the offices of the Company, but will be entitled to use secretarial services provided by the Company.

    5. INSURANCE. As additional consideration for the services to be performed by Echtenkamp, the Company agrees to provide him Executive Retirement Supplemental Insurance, including prescription drug coverage, for himself and his spouse after they reach the age of sixty-five (65) years, for which the Employee will pay up to Seventy-Five ($75.00) each for himself and his spouse per month.

    6. RESTRICTIVE COVENANTS. Echtenkamp agrees to continue to be bound by the provisions of Sections 8, 9 and 10 of his Employment Contract dated October 1, 1991, as though they were a part of this Consulting Agreement, and the provisions thereof are incorporated herein by this reference.

    7. TAXES. The Company shall withhold income and FICA taxes from Echtenkamp's compensation, and report same to the Internal Revenue Service on Form 941.

    8. MISCELLANEOUS. The following miscellaneous provisions shall apply to this Agreement:

                                                                  EXHIBIT 10.1.5

           A. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supercedes all prior agreements and understandings, oral and written, between the parties with respect thereto. The Agreement may be amended or supplemented at any time only by an instrument in writing signed by both of the parties.

           B. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska.

           C. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns, except that the obligations of Echtenkamp hereunder may not be assigned.

           D. NOTICES. Any notice requires or permitted to be given under this Agreement shall be sufficient if in writing and sent to the other party by certified mail, return receipt requested, to the address for such party set forth above.

           E. HEADINGS. The headings of the sections herein are for convenience only and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

    IN WITNESS WHEREOF, the parties hereto have set their hands the date first above written.

                                BALLANTYNE OF OMAHA, INC.

                                By:             /s/ JOHN P. WILMERS
                                     -----------------------------------------
                                                  John P. Wilmers
                                                     PRESIDENT

                                              /s/ RONALD H. ECHTENKAMP
                                     -----------------------------------------
                                                Ronald H. Echtenkamp

                                       59